Exhibit 99.1

Radiant Systems, Inc. Reports First Quarter Results

The Company reports first quarter revenue growth with adjusted earnings of $0.17 per diluted share and GAAP earnings of $0.07 per diluted share.

ATLANTA--(BUSINESS WIRE)--May 6, 2010--Radiant Systems, Inc. (Nasdaq: RADS), announced today financial results for the first quarter ended March 31, 2010.

Summary financial results for the first quarter of 2010 are as follows:

  Total revenues of $79.5 million for the period exceeded Company guidance and represent an 18 percent increase over revenues of $67.6 million for the same period in 2009.
  Recurring revenues (which are comprised of maintenance, subscription and transaction services) for the period were $35.9 million, an increase of 15 percent over the same period in 2009, and represent 45 percent of total revenues.
  Adjusted net income (non-GAAP) for the period was $5.8 million, or $0.17 per diluted share. The results represent an increase of $1.2 million, or $0.03 per diluted share, compared to the same period in 2009 and exclude amortization of acquisition-related intangible assets, employee stock compensation expense and other charges and income.
  Net income for the period was $2.6 million, or $0.07 per diluted share, an increase of $1.6 million, or $0.04 per diluted share, compared to the same period in 2009.

John Heyman, the Company's chief executive officer said, “We expect to generate significant revenue and profit growth in 2010 and are very pleased with the strong start in the first quarter. Our revenues and earnings exceeded expectations and we continue to see opportunities for growth across our industries.”

Heyman added, “The combination of new customer rollouts, continued positive pipeline activity and growth in our small business channel provides a high degree of confidence in the year and positions us well for long-term future growth.”

“We were pleased with the strength of our operating model during the quarter,” said Mark Haidet, the Company’s chief financial officer. “The excellent growth throughout the quarter and timing of annual bonus payouts resulted in a $618,000 use of cash from operations. We expect to drive our typical positive cash from operations and free cash flow in the second quarter and achieve our planned cash generation from operations of approximately $20 to $25 million for the year.”

Haidet continued, “Based on the success of the quarter and visibility into the year, we are increasing our guidance, resulting in expected revenue growth of 12 to 14 percent for the year driven by new customer rollouts and growth in our small business channel. We expect our adjusted operating margin to be approximately 12.5 to 13 percent with current year rollouts leading to margin expansion in 2011.”

The Company’s guidance is as follows:

	Revenue Range (millions)	Adjusted Earnings (non-GAAP) / Share Range
Quarter ending June 30, 2010	$80 to $82	$0.19 to $0.21
Year ending December 31, 2010 – Previous	$310 to $315	$0.76 to $0.79
Year ending December 31, 2010 – Updated	$322 to $328	$0.81 to $0.84

The Company provides adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Adjusted net income excludes amortization of acquisition-related intangible assets, employee stock compensation expense and other charges and income. The income tax provision is calculated on the Company’s cash tax rate for the year (based on actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

Radiant will hold its first quarter 2010 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by Thomson Reuters and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-888-713-3590 – reference passcode 1414502.

About Radiant Systems, Inc.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. For more than two decades, Radiant's point of sale hardware and software solutions have helped to redefine the consumer experience in more than 100,000 restaurants, retail stores, stadiums, parks, arenas, cinemas, convenience stores, fuel centers and other customer-service venues. Radiant has offices in North America, Europe, Asia and Australia. For more information about Radiant Systems:

  Visit our Web site
  Follow us on Twitter
  Read about us on our Blog
  Become a fan on Facebook

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are its ability to continue and manage its growth, liquidity and other capital resources issues, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended
	March 31, 2010	March 31, 2009

Revenues:
Systems	$34,327	$27,046
Maintenance, subscription and transaction services	35,940	31,211
Professional services	9,280	9,346
Total revenues	79,547	67,603

Cost of revenues:
Systems	19,781	14,019
Maintenance, subscription and transaction services	17,612	15,518
Professional services	6,826	6,159
Total cost of revenues	44,219	35,696

Gross profit	35,328	31,907

Operating expenses:
Product development	5,743	5,184
Sales and marketing	11,632	10,581
Depreciation of fixed assets	1,490	1,251
Amortization of intangible assets	2,210	2,250
General and administrative	9,222	9,335
Other charges and income, net	-	1,153
Total operating expenses	30,297	29,754

Income from operations	5,031	2,153

Interest and other expense, net	341	641

Income before taxes	4,690	1,512

Income tax provision	2,093	483

Net income	$2,597	$1,029

Net income per share:
Basic	$0.08	$0.03
Diluted	$0.07	$0.03

Weighted average shares outstanding:
Basic	33,368	32,579
Diluted	34,737	32,579

Reconciliation of GAAP net income to adjusted non-GAAP net income:

GAAP net income	$2,597	$1,029
Equity-based compensation expense (a)
Cost of revenues	77	161
Operating expenses	1,030	1,349
Total equity-based compensation expense	1,107	1,510
Amortization of purchased intangibles (b)	2,210	2,250
Other charges and income, net (c)	-	1,153
Tax effect of adjustment items, difference between the
Company's effective tax rate and cash tax rate (d)	(69)	(1,316)

Adjusted non-GAAP net income	$5,845	$4,626

Adjusted non-GAAP net income per diluted share	$0.17	$0.14

In addition to our GAAP results, Radiant Systems discloses adjusted net income and adjusted net income per diluted share, referred to respectively as "adjusted non-GAAP net income" and "adjusted non-GAAP net income per diluted share". These items, which are collectively referred to as "non-GAAP measures", exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the non-GAAP measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decision to issue stock-based compensation, are made to further our long-term strategic objectives and do impact our income statement under GAAP, such items may affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in a particular period.

Prior to the adoption of FASB ASC Topic 718, Compensation–Stock Compensation (“ASC 718”) , our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors our financial information in this manner while disclosing the effects of stock-based compensation. With the adoption of ASC 718, we continue to believe that non-GAAP measures can provide relevant disclosure to investors and we have presented non-GAAP measures that exclude and include those items noted above. While these items are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business during any particular period.

We also use non-GAAP measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the awarding of stock options is governed by the compensation committee of the Board of Directors and, in the case of acquisition-related intangible assets, acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. Charges/gains that are unlikely to occur again in the normal course of business and the non-cash portion of our effective tax rate, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management's internal evaluations of our operating results and are not considered for management compensation purposes.

Our strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation varies for reasons that are generally unrelated to operational performance in any particular period. We use quarterly and annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets as items arising from pre-acquisition activities. While these assets are continually viewed for impairment, amortization of the costs is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

Restructuring and impairment charges are excluded in our non-GAAP measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company's core operations during any particular period.

Our historical non-GAAP effective tax rate differs from our GAAP effective tax rates because of the exclusion of the non-GAAP adjustments previously mentioned and the resulting impact on the realization of the Company's other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision because management believes that they are not indicative of the Company's tax obligations that will be paid in cash.

Because the non-GAAP measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the non-GAAP measures, including the following:
a. These non-GAAP measures do not have standardized meanings and may not be comparable to similar non- GAAP measures used or reported by other companies.
b. The non-GAAP measures do not reflect all costs associated with our operations determined in accordance with GAAP.
c. Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company's GAAP results. While restructuring costs and other charges/gains are not expected to repeat themselves in the normal course of business, their occasional occurrence will impact GAAP results.

Management compensates for these limitations by relying on these non-GAAP measures only as a supplement to the Company's GAAP results.

(a) Under the Modified Prospective Method of ASC 718, we expense the fair value of grants made under stock option programs over the vesting period of the options.  The adjustments to cost of revenues and operating expenses represent stock-based compensation expense recorded during the period.  Total stock-based compensation expense for the three months ended March 31, 2010 and 2009 was $1.1 million and $1.5 million, respectively, on a pre-tax basis.

(b) Adjustments represent amortization of intangible assets from prior acquisitions.

(c) Adjustments represent the elimination of charges/gains that are unlikely to occur again in the normal course of business.  For 2009, these charges consisted of a $0.7 million charge related to severance and restructuring of the organization (first quarter 2009) and a $0.5 million write-off of third-party software licenses that the Company does not intend to use (first quarter 2009).  These charges were partially offset by a $0.1 million gain on the sale of a building (first quarter 2009).

(d) The Company reports its non-GAAP income tax provision on a cash tax rate basis which was approximately 27% and 28% for the three months ended March 31, 2010 and 2009, respectively.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS

	March 31,	December 31,
	2010	2009

Current assets
Cash and cash equivalents	$14,363	$15,521
Accounts receivable, net	54,319	42,515
Inventories, net	29,405	29,662
Deferred tax assets	6,026	5,690
Other current assets	4,996	4,587
Total current assets	109,109	97,975

Property and equipment, net	24,001	24,923
Software development costs, net	12,218	11,810
Deferred tax assets, non-current	3,147	1,323
Goodwill	107,564	107,819
Intangibles, net	39,510	42,428
Other long-term assets	2,278	2,319

Total assets	$297,827	$288,597

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$40,237	$41,186
Customer deposits and unearned revenues	26,354	21,157
Current portion of long-term debt and capital lease payments	6,775	6,842
Total current liabilities	73,366	69,185

Long-term debt and capital lease payments, net of current portion	56,711	57,202
Deferred tax liabilities, non-current	4,817	4,265
Other long-term liabilities	4,559	4,602
Total liabilities	139,453	135,254

Shareholders' equity
Preferred stock, no par value; 5,000,000 shares authorized, no shares issued	-	-
Common stock, no par value; 100,000,000 shares authorized;
33,802,547 and 33,239,198 shares issued and outstanding, respectively	-	-
Additional paid-in capital	168,542	164,769
Accumulated deficit	(6,484)	(9,081)
Accumulated other comprehensive loss	(3,684)	(2,345)
Total shareholders' equity	158,374	153,343

Total liabilities and shareholders' equity	$297,827	$288,597

CONTACT:
Radiant Systems, Inc.
Karen Leytze, 770-576-6811
karen.leytze@radiantsystems.com